QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

POWER OF ATTORNEY (10-K)

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of Superior Essex Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Stephen M. Carter, David S. Aldridge and Barbara L. Blackford, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company's Annual Report for the Company's fiscal year ended December 31, 2007, on Form 10-K to be filed under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 26th day of February, 2008.

Signature	Title
/s/ Monte R. Haymon Monte R. Haymon	Chairman of the Board and Director
/s/ Stephanie W. Bergeron Stephanie W. Bergeron	Director
/s/ Denys Gounot Denys Gounot	Director
/s/ James F. Guthrie James F. Guthrie	Director
/s/ Andrew P. Hines Andrew P. Hines	Director
/s/ Thomas H. Johnson Thomas H. Johnson	Director
/s/ Perry J. Lewis III Perry J. Lewis III	Director
/s/ Joseph M. O'Donnell Joseph M. O'Donnell	Director

QuickLinks

  Exhibit 24
POWER OF ATTORNEY (10-K)